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                                                                   EXHIBIT 21.1

                              SUBSIDIARIES OF ANB

NAME OF SUBSIDIARY                                            STATE OF ORGANIZATION
------------------                                            ---------------------
National Bank of Commerce of Birmingham.....................  National Bank
  NBC Securities, Inc.......................................  Alabama
Bank of Dadeville...........................................  Alabama
  Ashland Insurance, Inc....................................  Alabama
Alabama Exchange Bank.......................................  Alabama
  Tuskegee Loan Company, Inc................................  Alabama
First Gulf Bank.............................................  Alabama
First National Bank of Ashland..............................  National Bank
  Clay County Finance Company, Inc..........................  Alabama
Citizens Bank of Talladega..................................  Alabama
Citizens and Peoples Bank, National Association.............  National Bank

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